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                                  SPECTRA FUND

                                                               CUSIP 847561 10 7

   Shares of beneficial interest with a $1.00 par value of Spectra Fund (hereinafter called the "Fund"), transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Agreement and Declaration of Trust of the Fund, a copy of which is on file with the Secretary of State of the Commonwealth of Massachusetts, to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent.
   Witness the signatures of the Fund's duly authorized officers or facsimiles thereof.

Dated:



/s/Gregory S. Duch                                             /s/David D. Alger
TREASURER                                                              PRESIDENT

                                                                     SEE REVERSE
                                                         FOR CERTAIN DEFINITIONS



This certifies that                                              is the owner of

                                                   COUNTERSIGNED AND REGISTERED:

                        ALGER SHAREHOLDER SERVICES, INC.
                              30 MONTGOMERY STREET
                          JERSEY CITY, NEW JERSEY 07302

                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR
BY


                                                            AUTHORIZED SIGNATURE

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